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                                                                     EXHIBIT 3.4

                          LIMITED LIABILITY COMPANY
                                 AGREEMENT OF
                     TRANSWESTERN PUBLISHING COMPANY LLC


     LIMITED LIABILITY COMPANY AGREEMENT of TRANSWESTERN PUBLISHING COMPANY LLC, dated as of November 6, 1997 (this "Agreement"), is adopted, executed and agreed to, for good and valuable consideration, by the sole Initial Member. Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.6.


                                  ARTICLE I

            GENERAL PROVISIONS; CAPITAL CONTRIBUTIONS; DEFINITIONS

     Section 1.1 Formation.  The formation of TransWestern Publishing
Company LLC (the "LLC") pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended from time to time (the "Act"), occurred on November 4, 1997. An authorized person within the meaning of the Act executed, delivered and filed the certificate of formation of the LLC on such date (the "Certificate"). Upon the Initial Member's (i) execution of this Agreement or a counterpart hereof and (ii) the making of the capital contribution required by Section 1.5, such Initial Member shall be admitted to the LLC as its sole Member.

     Section 1.2 Name. The name of the LLC will be "TransWestern Publishing Company LLC" or such other name or names as the Manager may from time to time designate.

     Section 1.3 Purpose. The LLC's purpose shall be to carry on any business, purpose or activity which may be lawfully carried on by a limited liability company organized pursuant to the Act, including but not limited to: the operation of companies that publish yellow page directories and related properties; the carrying on of any business relating thereto or arising therefrom in the United States; the entering into of any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of any interest in any entity engaged in any of the foregoing; and exercising such powers as are necessary in connection with the foregoing or are incidental or ancillary thereto.

     Section 1.4 Registered Office; Registered Agent; Place of Business. The registered office of the LLC required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the LLC) as the Manager may designate from time to time in the manner provided by law. The registered agent of the LLC in the State of Delaware shall be the initial registered agent named in the Certificate or such other person or persons as the Manager may designate from time to time in the manner provided by law. The principal office of the LLC shall be at 8344 Clairemont Mesa Boulevard in San Diego, California or at such other place or places as the Manager may designate from time to time.




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        Section 1.5 Capital Contributions; Liability.

           (a) The Initial Member shall, promptly following the execution of this Agreement, contribute to the LLC all of its businesses, assets and properties, including without limitation the assets specified on Schedule I attached hereto (the "Initial Contribution"). The Manager shall amend
      Schedule I from time to time to reflect any future capital contribution made by any Member. Persons hereafter admitted as Members of the LLC shall make such contributions of cash (or promissory obligations), property or services to the LLC as shall be determined by the Manager and the Member making the contribution in their sole discretion at the time of each such admission.

           (b) No Member shall have any responsibility to restore any negative balance in his, her or its Capital Account or return distributions made by the LLC except as required by the Act or other applicable law. Except as required by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC and no Member or officer of the LLC shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Member or acting as an officer of the LLC. The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the LLC.

           (c) No interest shall be paid by the LLC on capital contributions or on balances in Capital Accounts.

           (d) A Member shall not be entitled to withdraw any part of his, her or its Capital Account or to receive any distributions from the LLC except as provided in Articles III and V; nor shall a Member be entitled to make any capital contribution to the LLC other than as expressly provided herein. Any Member may, with the approval of the Manager, make loans to the LLC, and any loan by a Member to the LLC shall not be considered to be a capital contribution for any purpose and shall not result in an increase in the amount of the Capital Account of such Member.

        Section 1.6 Definitions.  For purposes of this Agreement:

        "Act" has the meaning set forth in Section 1.1.

        "Book Value" means, with respect to any LLC property, the LLC's adjusted basis for federal income tax purposes, except that the initial Book Value of any property contributed to the LLC shall be the value of such property on the date of such contribution, as agreed by the Manager and the Member contributing the property, and the Book Value of any LLC property shall be adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts).

        "Capital Account" has the meaning set forth in Section 2.1.

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     "Certificate" has the meaning set forth in Section 1.1.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "Event of Withdrawal" means the death, expulsion, bankruptcy, dissolution or withdrawal of a Member.

     "Initial Member" means TransWestern Holdings, L.P., a Delaware limited partnership.

     "Losses" for any period means all items of LLC loss, deduction and expense for such period determined according to Section 2.2.

     "Majority in Interest" means the Member(s) holding a majority of the Percentage Interests of all Members.

     "Manager" means TransWestern Communications Company, Inc., a Delaware corporation, or its successor as provided for in Section 4.1(d) below.

     "Member" means the Initial Member and any of the parties admitted as a member after the date of this Agreement in accordance with the terms hereof, in each case for so long as such person continues to be a member hereunder.

     "Percentage Interest" means, in respect of each Member, such Member's interest in the income, gains, losses, deductions and expenses of the LLC as set forth on Schedule I.

     "Profits" for any period means all items of LLC income and gain for such period determined according to Section 2.2.

     "Tax Matters Partner" has the meaning set forth in Section 8.3(d).

     "Transfer" has the meaning set forth in Section 4.3(a).

     "Treasury Regulation" means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

     Section 1.7 Term. The LLC shall continue until dissolved and terminated in accordance with Article V of this Agreement.

     Section 1.8 No State-Law Partnership. The Member(s) intend that the LLC not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and,

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if applicable, state income tax purposes, and neither this Agreement nor any other document entered into by the LLC or any Member shall be construed to suggest otherwise. The Member(s) intend that (i) for so long as the LLC has only one Member, the LLC shall be disregarded as a separate entity for federal and, if applicable, state income tax purposes and (ii) if and when the LLC has more than one Member, the LLC shall be treated as a partnership for federal and, if applicable, state income tax purposes, and that each Member and the LLC shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.


                                  ARTICLE II

                               CAPITAL ACCOUNTS

     Section 2.1 Capital Accounts. A capital account will be established for each Member on the books of the LLC (each, a "Capital Account") and will be adjusted as follows:

           (a) Such Member's contributions to the capital of the LLC will be credited to his, her or its Capital Account when received by the LLC.

           (b) At the end of each fiscal year of the LLC and upon dissolution and winding up of the LLC pursuant to Article V, Profits for such period allocated to such Member pursuant to Section 3.2 shall be credited and Losses for such period allocated to such Member pursuant to Section 3.2 shall be debited, as the case may be, to such Member's Capital Account.

           (c) Any amounts distributed to such Member will be debited against his, her or its Capital Account.

           (d) Such Member's Capital Account will otherwise be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv).

Notwithstanding the foregoing, for so long as the Initial Member remains the sole Member of the LLC, the LLC shall not maintain a Capital Account for such Member.

     Section 2.2 Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided that:

        (a) any income that is exempt from Federal income tax shall be added to such taxable income or losses and any expenditures of the LLC described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

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              (b)   if the Book Value of any LLC property is adjusted
      pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property; and

              (c) if property that is reflected on the books of the LLC has a Book Value that differs from the adjusted tax basis of such property, depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value.

         Section 2.3 Distribution in Kind. If property is to be distributed in kind to the Members pursuant to this Agreement, (i) the value of such property shall first be adjusted pursuant to Section 2.2(b) to its value (as determined pursuant to Article VI as of the date of such distribution), (ii) the Capital Accounts of the Member(s) shall be adjusted immediately prior to the distribution as if such property were sold at its value (as so determined) and
(iii) the value of such property (as so determined) received by each Member shall be debited against his, her or its respective Capital Account at the time of distribution.


                                 ARTICLE III

                        DISTRIBUTIONS AND ALLOCATIONS

         Section 3.1 Distributions. Distributions of cash or other assets of the LLC shall be made at such times and in such amounts as the Manager may determine. Unless the Manager determines otherwise, distributions shall be made to Members pro rata based on the Percentage Interests held by each Member. Notwithstanding any provision to the contrary contained in this Agreement, the LLC shall not make a distribution to any Member on account of his, her or its interest in the LLC if such distribution would violate Section 18-607 of the Act or other applicable law.

         Section 3.2 Allocation of Profits and Losses. Except as may be required by the Code, Profits and Losses shall be allocated among the Member(s) in proportion to the Percentage Interests held by each Member.


                                  ARTICLE IV

                         MANAGEMENT AND MEMBER RIGHTS

         Section 4.1 Management Authority.

          (a) The Manager shall have the sole right to manage the business of the LLC and shall have all of the powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the LLC, including the authority to act for and bind


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      the LLC, and no Member, unless such Member is also the Manager, shall have any authority to act for or bind the LLC but shall have only the right to vote on or approve the actions herein specified to be voted on or approved by the Members or as otherwise specified in the Act.

           (b) The Manager may appoint such officers, to such terms and to perform such functions as the Manager shall determine in its sole discretion. The Manager may appoint, employ or otherwise contract with such other persons or entities for the transaction of the business of the LLC or the performance of services for or on behalf of the LLC as it shall determine in its sole discretion. The Manager may delegate to any such officer, person or entity such authority to act on behalf of the LLC as the Manager may from time to time deem appropriate in its sole discretion.

           (c) When the taking of such action has been authorized by the Manager, any officer of the LLC or any other person or entity specifically authorized by the Manager, may execute any contract or other agreement or document on behalf of the LLC and may execute and file on behalf of the LLC with the Secretary of State of the State of Delaware any certificates of amendment to the LLC's Certificate, one or more restated certificates of formation and certificates of merger or consolidation and, upon the dissolution and completion of winding up of the LLC, at any time when there are no Members, or as otherwise provided in the Act, a certificate of cancellation canceling the LLC's Certificate.

           (d) The Manager may be removed, with or without cause, and without notice, by the affirmative vote of a Majority in Interest of the Member(s). Upon such removal, a Majority in Interest of the Member(s) shall appoint a successor Manager; provided that such successor Manager shall not be a Member. The Manager may resign at any time upon ten days' prior notice to the Member(s). Upon such resignation, a Majority in Interest of the Members shall appoint a successor Manager; provided that such successor Manager shall not be a Member.

           (e) All decisions regarding the management and affairs of the LLC shall be made by the Manager.

           (f) At any given time, there shall only be one Manager.

           Section 4.2 Indemnification. Except as limited by law and subject to the provisions of this Section 4.2, each person and entity shall be entitled to be indemnified and held harmless on an as incurred basis by the LLC (but only after first making a claim for indemnification available from any other source and only to the extent indemnification is not provided by that source) to the fullest extent permitted under the Act (including indemnification for gross negligence and breach of fiduciary duty to the extent so authorized) as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide broader indemnification rights than such law permitted the LLC to provide prior to such amendment) against all losses, liabilities and expenses, including attorneys' fees and expenses, arising from claims, actions and proceedings in which such person or entity may be involved, as a

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party or otherwise, by reason of his, her or it being or having been the
Manager, a Member or an officer of the LLC, or by reason of his, her or it serving at the request of the LLC as a director, officer, manager, member, partner, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan whether or not such person or entity continues to be such or serve in such capacity at the time any such loss, liability or expense is paid or incurred. The rights of indemnification provided in this Section 4.2 will be in addition to any rights to which such person or entity may otherwise be entitled by contract or as a matter of law and shall extend to his, her or its successors and assigns. In particular, and without limitation of the foregoing, such person or entity shall be entitled to indemnification by the LLC against expenses (as incurred), including attorneys' fees and expenses, incurred by such person or entity upon the delivery by such person or entity to the LLC of a written undertaking (reasonably acceptable to the Manager) to repay all amounts so advanced if it shall ultimately be determined that such person or entity is not entitled to be indemnified under this Section 4.2. The LLC may, to the extent authorized from time to time by the Manager, grant rights to indemnification and to advancement of expenses to any employee or agent of the LLC to the fullest extent of the provisions of this Section 4.2 with respect to the indemnification and advancement of expenses of the Manager, Members and officers of the LLC.

         Section 4.3 Transfer of LLC Interest.

           (a) No Member shall sell, assign, transfer or otherwise dispose of, whether voluntarily or involuntarily or by operation of law (a "Transfer"), all or any portion of his, her or its interest in the LLC without the prior written consent of the Manager, which consent may be given or withheld in its sole discretion. No Member shall pledge or otherwise encumber all or any portion of his, her or its interest in the LLC, without the prior written consent of the Manager, which consent may be given or withheld in its sole and absolute discretion.

           (b) Notwithstanding any other provision of this Agreement, any Transfer by the Members in contravention of any of the provisions of this
      Section 4.3 shall be void and ineffective, and shall not bind, or be recognized by, the LLC.

           (c) If and to the extent any Transfer of an interest in the LLC is made pursuant to and in accordance with the terms of this Agreement, this Agreement (including the Schedules hereto) shall be amended by the Manager to reflect the Transfer of the LLC interest to the transferee, to admit the transferee as a Member and to reflect the elimination of the transferring Member (or the reduction of such transferring Member's interest in the LLC) and (if and to the extent then required by the Act) a certificate of amendment to the Certificate reflecting such admission and elimination (or reduction) shall be filed in accordance with the Act. The effectiveness of the Transfer of an interest in the LLC permitted hereunder and the admission of any substitute Member pursuant to this
      Section 4.3 shall be deemed effective upon the later to occur of the time of Transfer of an interest in the LLC to such transferee or the first date that the Manager receives evidence of such Transfer, including the terms thereof. If the transferring Member has transferred all or any of its interest in the LLC pursuant to this Section 4.3, then, upon the later to occur of the time of


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      such Transfer or the first date that the Manager receives evidence of such Transfer, including the terms thereof, the transferring Member shall cease to be a Member with respect to such interest.

             (d) Any person or entity who acquires in any manner whatsoever any interest in the LLC, irrespective of whether such person or entity has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have (i) made all of the capital contributions,
      (ii) received all of the distributions, and (iii) agreed to be subject to and bound by all of the terms and conditions of this Agreement, that any predecessor in such interest in the LLC made, received and was subject to or bound.

         Section 4.4 Member Rights; Meetings.

         (a) No Member, unless such Member is also the Manager, shall have any right, power or duty, including the right to approve or vote on any matter, except as expressly required by the Act or other applicable law or as expressly provided for hereunder.

         (b) Unless a greater vote is required by the Act or as expressly provided for hereunder, the affirmative vote of a Majority in Interest of the Member(s) entitled to vote shall be required to approve any proposed action required to be voted on by the Member(s).

         (c) Meetings of the Member(s) for the transaction of such business as may properly come before such Member(s) shall be held at such place, on such date and at such time as the Manager shall determine. Special meetings of the Member(s) for any proper purpose or purposes may be called at any time by the Manager or the Member(s) holding a Majority in Interest. The LLC shall deliver oral or written notice (written notice may be delivered by mail) stating the date, time, place and purposes of any meeting to each Member entitled to vote at the meeting. Such notice shall be given not less than five (5) and no more than thirty (30) days before the date of the meeting.

         (d) Any action required or permitted to be taken at an annual or special meeting of the Member(s) may be taken without a meeting, without prior notice, and without a vote; provided that written consents, setting forth all proposed actions to be taken at such meeting, are signed by the Member(s) holding at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Member(s) entitled to vote on such action were present and voted. Every written consent shall bear the date and signature of each Member who signs such consent. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to all Members who have not consented in writing to such action.

         (e) Members may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Agreement shall constitute presence


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in person at such meeting.  All resolutions adopted at any such meeting shall be reduced to writing and included in the minutes of such meeting.


     (f) Any meeting of Members may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the LLC may transact any business which might have been transacted at the original meeting.

     (g) Each Member shall be entitled to one vote for each outstanding Percentage Interest held by such Member.

     (h) Whenever notice is required to be given by law or under any provision of this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in any written notice or waiver of notice of meeting.

     (i) In order that the LLC may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or to consent to action in writing without a meeting, the Members or any officer of the LLC may fix a record date, which record date shall not be more than 60 nor less than 10 days before the date of such meeting or consent, as applicable. If no record date is set, the record date for determining Members entitled to notice of or to vote at a meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is set, the record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the LLC. A determination of Members of record entitled to notice of or to vote at a meeting shall apply to any adjournment of the meeting; provided that a new record date for the adjourned meeting may be established.

     Section 4.5 Additional Members. The Manager shall have the sole right to admit additional Members upon such terms and conditions and at such time or times as the Manager shall in its sole discretion determine. In connection with any such admission, the Manager shall amend Schedule I to reflect the name, address and capital contribution of the additional Member and the new Percentage Interests of all Members and such additional Member shall execute a supplement or amendment to this Agreement or a restatement of this Agreement whereby such additional Member agrees to be bound by the provisions of this Agreement.

     Section 4.6 Outside Businesses. Any Member may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar



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or dissimilar to the business of the LLC, and the LLC and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or gains derived therefrom, and the pursuit of any such venture, even if competitive with the business of the LLC, shall not be deemed wrongful or improper. No Member shall be obligated to present any particular investment opportunity to the LLC even if such opportunity is of a character that, if presented to the LLC, could be taken by the LLC, and any Member shall have the right to take for his, her or its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.



                                  ARTICLE V

                                   DURATION

     Section 5.1 Duration. Subject to the provisions of Section 5.2 of this Agreement, the LLC shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

        (a) The determination of the Manager to dissolve, wind up and terminate;

        (b) The occurrence of an Event of Withdrawal with respect to the Initial Member; or

        (c) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

Except as otherwise set forth in this Article V, the Member(s) intend for the LLC to have perpetual existence.

     Section 5.2 Continuation of the LLC.  Notwithstanding the provisions of
Section 5.1(b) hereof, the occurrence of an Event of Withdrawal with respect to the Initial Member shall not dissolve the LLC if within ninety (90) days after the occurrence of such Event of Withdrawal, the business of the LLC is continued by the agreement of remaining Member(s) holding not less than a majority in interest (as defined in Revenue Procedure 94-46 or any successor thereto) of the remaining Member(s).

     Section 5.3 Winding Up.

     Upon dissolution of the LLC, the LLC shall be liquidated in an orderly manner. The Manager shall be the liquidator pursuant to this Agreement and shall proceed diligently to wind up the affairs of the LLC and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a LLC expense. The steps to be accomplished by the liquidator are as follows:


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              (a) First, the liquidator shall satisfy all of the LLC's debts, liabilities and obligations to creditors, including Members (whether by payment or the reasonable provision for payment thereof), other than liabilities and obligations for distributions to Members pursuant to
      Section 18-601 or 18-604 of the Act; and

              (b) Second, all remaining assets shall be distributed in the following manner: (i) if the Initial Member remains the sole Member of the LLC, to such Initial Member and (ii) otherwise to the Members in accordance with their respective Capital Account balances relative to the sum of all Capital Account balances (after taking into account any adjustments to the Book Values of assets distributed in kind pursuant to this Agreement).

      Section 5.4 Termination. The LLC shall terminate when all of the assets of the LLC, after payment of or due provision for all debts, liabilities and obligations of the LLC, shall have been distributed to the Members in the manner provided for in this Article V, and the Certificate of the LLC shall have been canceled in the manner required by the Act.


                                  ARTICLE VI

                                  VALUATION

     Section 6.1 Valuation. For purposes of this Agreement, the value of any property contributed by or distributed to any Member shall be valued as determined by the Member(s) in accordance with the principles set forth in
Article II hereof.


                                 ARTICLE VII

                    CERTIFICATION OF MEMBERSHIP INTERESTS

     Section 7.1 Membership Interests. Every holder of a membership interest in the LLC shall be entitled to a certificate, signed by, or in the name of the LLC by, the Manager, or any officer of the LLC provided with such authority pursuant to Section 4.1(b) above, certifying such Member's Percentage Interest in the LLC. All certificates for membership interests shall be consecutively numbered or otherwise identified. The name of the person or entity to whom the membership interests thereby are issued, with the Percentage Interest and date of issue, shall be entered on the books of the LLC. Membership interests of the LLC shall only be transferred on the books of the LLC by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the LLC of the certificate for such membership interests endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the LLC may require. In that event, it shall be the duty of the LLC to issue a new certificate to the person or entity entitled thereto, cancel the old certificate, and record the transaction on its books. The Manager may appoint a bank or trust company organized


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under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any membership interests of the LLC.

        Section 7.2 Lost Certificates. The Manager may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the LLC alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person or entity claiming the certificate to be lost, stolen, or destroyed. When authorizing such issuance of a new certificate or certificates, the Manager may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his, her or its legal representative, to give the LLC a bond sufficient to indemnify the LLC against any claim that may be made against the LLC on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                 ARTICLE VIII

                               BOOKS OF ACCOUNT

        Section 8.1 Books. The Manager will maintain on behalf of the LLC complete and accurate books of account of the LLC's affairs at the LLC's principal office, which books will be open to inspection by any Member (or his authorized representative) at any time during ordinary business hours and shall be maintained in accordance with the Act.

        Section 8.2 Fiscal Year. The fiscal year of the LLC shall end on December 31 of each year or such other annual accounting period as may be established by the Manager.

        Section 8.3 Tax Allocation and Reports.

           (a) The income, gains, losses, deductions and credits of the LLC will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts, except as otherwise provided in the Code or other applicable law.

           (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the LLC shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its fair market value at the time of contribution.

           (c) Within 75 days after the end of each fiscal year, the Tax Matters Partner (as defined below) shall cause the LLC to furnish each Member with a copy of the LLC's tax return and Schedule K-1 for such fiscal year.

              (d) The LLC hereby designates the Initial Member to act as the "Tax Matters Partner" (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code.

              (e) Notwithstanding the other provisions of this Section 8.3, for so long as the Initial Member remains the sole Member of the LLC, all taxable items of income, gain, loss, deduction or credit of the LLC shall be calculated and allocated to such Member as if the LLC were a division of such Member.

                                  ARTICLE IX

                                MISCELLANEOUS

        Section 9.1 Amendments. This Agreement may be amended or modified and any provision hereof may be waived only by the Manager; provided that any amendment or modification reducing disproportionately a Member's Percentage Interest or other interest in the Profits, Losses or distributions or increasing such person's or entity's capital contribution shall be effective only with that person's or entity's consent.

        Section 9.2 Successors. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding upon the Members and their respective legal representatives, heirs, successors and permitted assigns.

        Section 9.3 Governing Law; Severability. The Agreement will be construed in accordance with the laws of the State of Delaware, and, to the maximum extent possible, in such manner as to comply with all of the terms and conditions of the Act. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        Section 9.4 Notices. All notices, demands and other communications to be given and delivered under or by reason of provisions under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by telecopy or sent by reputable overnight courier service (charges prepaid) to the addresses or telecopy numbers set forth in Schedule I or to such other addresses or telecopy numbers as have been supplied in writing to the LLC.

        Section 9.5 Complete Agreement; Headings, Counterparts. This Agreement terminates and supersedes all other agreements concerning the subject matter hereof previously entered into among any of the parties. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or the neuter gender shall include the masculine, the feminine and the neuter. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together will constitute one agreement.

        Section 9.6 Waivers. Each Member waives, until termination of the LLC, any and all rights that he, she or it may have to maintain an action for partition of the LLC's property and all rights he, she or it may have under
Section 18-604 of the Act with respect to being paid the fair value of such Member's membership interest in the LLC upon resignation from the LLC.

        Section 9.7 Fiduciary Duties. To the extent that, at law or in equity, any Member or officer of the LLC has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to another Member or officer of the LLC, (a) such person or entity acting under this Agreement shall not be liable to the LLC or to any other person or entity as a consequence of such person's or entity's good faith reliance on the provisions of this Agreement and (b) such person's or entity's duties and liabilities are restricted by the provisions of this Agreement to the extent that such provisions restrict the duties and liabilities of such persons or entities otherwise existing at law or in equity.

        Section 9.8 Liabilities. No Member shall be liable for any debts, obligations and liabilities, whether arising in contract, tort or otherwise, of any other Member or officer of the LLC, and no officer of the LLC shall be liable for any debts, obligations and liabilities, whether arising in contract, tort or otherwise, of any Member or other officer of the LLC.

                            *    *    *    *    *

     IN WITNESS WHEREOF, the party hereto has caused this Agreement to be signed as of the date first above written.


                                TRANSWESTERN HOLDINGS L.P.,
                                its sole Initial Member


                                By: TransWestern Communications Company, Inc., its general partner

                                     By:  /s/ Laurence H. Bloch
                                        ----------------------------------------

                                     Its: Vice President
                                        ----------------------------------------